UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 11, 2012

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

Oil-Dri Corporation of America (the “Registrant”) held its annual meeting of stockholders on December 11, 2012. See the Registrant’s Proxy Statement for more information on the proposals presented at the meeting, the relevant portions of which are incorporated herein by reference.

ITEM 1: Election of Directors

The stockholders elected all of the Board’s nominees for director. The voting results were as follows:

Director	For	Withheld	Broker Non-Votes
J. Steven Cole	23,922,396	89,217	573,837
Arnold W. Donald	23,920,576	91,037	573,837
Daniel S. Jaffee	22,909,503	1,102,110	573,837
Richard M. Jaffee	22,835,211	1,176,402	573,837
Joseph C. Miller	22,146,032	1,865,581	573,837
Michael A. Nemeroff	22,128,578	1,883,035	573,837
Allan H. Selig	23,078,955	932,658	573,837
Paul E. Suckow	23,936,088	75,525	573,837

ITEM 2: RATIFICATION OF THE appointment OF INDEPENDENT AUDITOR

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as independent auditor for the fiscal year ending July 31, 2013. The voting results were as follows:

For	24,505,367
Against	71,071
Abstain	9,012
Broker Non-Votes	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Douglas A. Graham
Douglas A. Graham
Vice President and General Counsel

Date: December 11, 2012